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                                                                    EXHIBIT 24.1



                               POWER OF ATTORNEY



     The following individual whose signature appears below hereby designates and appoints Avery More, Mark T. Hilz and Bernard Rohde, and each of them, as such person's true and lawful attorneys-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to registration statement on Form S-1, Registration Number 333-03977, which amendments may make such changes in this registration statement as either Attorney-in-Fact deems appropriate and requests to accelerate the effectiveness of this registration statement, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                                        /s/  JAY HAFT


                                                          Jay Haft


                                                          Director